Exhibit 99.1
FOR IMMEDIATE RELEASE
TechTarget Reports Third Quarter 2011 Financial Results
Company reports Revenue up 18%, Adjusted EBITDA up 39%
Newton, MA — November 9, 2011 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended September 30, 2011.
“Despite the continued challenging macro-economic conditions, we are pleased to report revenue is up 18% and adjusted EBITDA is up 39% for the third quarter,” said Greg Strakosch, CEO of TechTarget. “The investments that we have made in our new Activity Intelligence™ product platform and direct international operations continue to pay off.”
Total Q3 2011 revenues increased 18% to $25.9 million compared to Q3 2010. Q3 2011 online revenue increased by 15% to $21.8 million compared to Q3 2010. Online revenues represented 84% of total Q3 2011 revenues. Q3 2011 events revenue increased by 32% to $4.1 million compared to Q3 2010 and represented 16% of total Q3 2011 revenues.
Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation) for Q3 2011 increased 39% to $5.4 million compared to $3.9 million for Q3 2010.
Total gross profit margin increased for Q3 2011 to 73%, compared to 72% for Q3 2010. Online gross profit margin increased for Q3 2011 to 75%, compared to 74% for Q3 2010. Events gross profit margin increased for Q3 2011 to 64%, compared to 63% for Q3 2010.
Net income was $1.0 million for Q3 2011 compared to a net loss of $0.6 million in Q3 2010. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q3 2011 was $2.6 million compared to $2.1 million for Q3 2010. Net income per basic share for Q3 2011 was $0.03 compared to a net loss per basic share of $0.01 for Q3 2010. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q3 2011 was $0.06 compared to $0.05 for Q3 2010.
The Company’s balance sheet and financial position remain strong. As of September 30, 2011, the Company’s cash, cash equivalents and investments totaled $56.3 million, working capital is $60.4 million, and the Company has no outstanding bank debt.
Recent Company Highlights
•
Announced the release of TechTarget Social Engage™, an innovative new social media platform that enables technology buyers to collaborate with other buyers simultaneously across different online media. Dell was the first customer to take advantage of this platform for their “The power to do more” campaign.

•
Announced the launch of three new websites aimed at the cloud market. The sites are: SearchCloudProvider.com™, SearchCloudSecurity.com™ and SearchCloudStorage.com™. These new sites build on the Company’s existing portfolio of cloud and virtualization media by targeting the specific areas of cloud computing that are experiencing the most rapid growth and are in need of the most resources. These sites complement the existing properties in the TechTarget cloud and virtualization portfolio which include: SearchCloudComputing.com™, SearchServerVirtualization.com™, SearchVirtualDesktop.com™, SearchVirtualStorage.com™ and BrianMadden.com™.

•	Was the official media sponsor for the fifth consecutive year at VMworld for the “Best of VMworld” Award program in Las Vegas in September and for the second consecutive year in Copenhagen in October.

Financial Guidance
In the fourth quarter of 2011, the Company expects total revenues to be within the range of $28.7 million to $30.1 million; online revenues within the range of $26.0 million to $27.0 million; events revenues within the range of $2.7 million to $3.1 million and adjusted EBITDA to be within the range of $8.5 million to $9.5 million.
Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 9, 2011). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Information section of our website simultaneously with this press release.
NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.
The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 888-679-8035 (US callers) or 617-213-4848 (International callers) ten minutes prior to the call and referencing participant pass code 70165315 for both domestic and international callers. Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PKY9Y7T7L. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)
For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 9, 2011 at 8:00 p.m. ET through December 9, 2011 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 52553994. International callers should dial 617-801-6888 and also use the pass code 52553994 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.
Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-Looking Statements
Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
About TechTarget
TechTarget, Inc. (www.techtarget.com) (NASDAQ: TTGT) is a leading global technology media company with over 100 technology-specific websites, 10 million registered members, and more than 10 years of groundbreaking accomplishments. Our extensive editorial and vendor-sponsored content fulfills the needs of tech pros looking for in-depth coverage of technology topics throughout their buying process and positions us to meet the needs of technology marketers targeting qualified technology audiences. Outside of North America, TechTarget runs 23 websites and has offices in London, Mumbai and Beijing.

(C) 2011 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. SearchCloudProvider.com, SearchCloudComputing.com, SearchServerVirtualization.com, SearchCloudSecurity.com, SearchCloudStorage.com, SearchVirtualDesktop.com, SearchVirtualStorage.com, BrianMadden.com and TechTarget Social Engage are trademarks of TechTarget. All other trademarks are the property of their respective owners.
Contacts:

Investor Inquiries	Media Inquiries
Jeff Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues:
Online	$21,763	$18,878	$66,294	$58,065
Events	4,129	3,123	10,266	10,052

Total revenues	25,892	22,001	76,560	68,117
Cost of revenues:
Online(1)	5,547	4,921	16,873	15,043
Events(1)	1,488	1,149	3,607	3,459

Total cost of revenues	7,035	6,070	20,480	18,502

Gross profit	18,857	15,931	56,080	49,615
Operating expenses:
Selling and marketing(1)	10,182	8,984	28,997	27,815
Product development(1)	1,874	2,087	5,690	6,623
General and administrative(1)	3,105	3,567	10,362	11,671
Restructuring charge	—	—	384	—
Depreciation	692	592	2,001	1,759
Amortization of intangible assets	955	1,126	3,030	3,401

Total operating expenses	16,808	16,356	50,464	51,269
Operating income (loss)	2,049	(425)	5,616	(1,654)
Interest income, net	20	79	32	270

Income (loss) before provision for income taxes	2,069	(346)	5,648	(1,384)
Provision for income taxes	1,106	266	2,942	1,122

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Net income (loss) per common share:
Basic	$0.03	$(0.01)	$0.07	$(0.06)

Net income (loss) per common share:
Diluted	$0.02	$(0.01)	$0.07	$(0.06)

Weighted average common shares outstanding:
Basic	38,511	43,209	38,261	42,878

Weighted average common shares outstanding:
Diluted	40,008	43,209	40,578	42,878

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$65	$(38)	$197	$136
Cost of events revenues	22	23	64	69
Selling and marketing	1,149	1,708	3,389	5,172
Product development	111	104	317	420
General and administrative	361	785	1,687	3,369

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Interest income, net	(20)	(79)	(32)	(270)
Provision for income taxes	1,106	266	2,942	1,122

Restructuring charge	—	—	384	—
Depreciation	692	592	2,001	1,759
Amortization of intangible assets	955	1,126	3,030	3,401

EBITDA	3,696	1,293	11,031	3,506

Stock-based compensation expense	1,708	2,582	5,654	9,166

Adjusted EBITDA	$5,404	$3,875	$16,685	$12,672

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$963	$(612)	$2,706	$(2,506)

Amortization of intangible assets	955	1,126	3,030	3,401
Restructuring charge	—	—	384	—
Stock-based compensation expense	1,708	2,582	5,654	9,166
Impact of income taxes	(1,028)	(1,002)	(3,481)	(3,115)

Adjusted net income	$2,598	$2,094	$8,293	$6,946

Net income (loss) per diluted share	$0.02	$(0.01)	$0.07	$(0.06)

Weighted average diluted shares outstanding	40,008	43,209	40,578	42,878

Adjusted net income per share	$0.06	$0.05	$0.20	$0.15
Adjusted weighted average diluted shares outstanding	40,008	45,459	40,578	45,029

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	2,250	—	2,151

Weighted average diluted shares outstanding	40,008	43,209	40,578	42,878

TECHTARGET, INC.
Financial Guidance for the Three Months Ended December 31, 2011
(in $000’s)

	For the Three Months
	Ended December 31, 2011
	Range

Revenues	$$28,700	$30,100

Adjusted EBITDA	$8,500	$9,500

Depreciation, amortization and stock-based compensation	$3,325	$3,325
Interest and other income, net	$20	$20
Provision for income taxes	$2,650	$3,160

Net income	$2,545	$3,035